                                                        Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the following Registration Statements of PETsMART, Inc.:

        Registration Statement No.                             Form
        --------------------------                             ----

         33-95008                                               S-3
         33-99197                                               S-3
        333-03251                                               S-3
        333-03696                                               S-4
        To be filed on or about September 13, 1996              S-3

of our report dated March 17, 1995 (June 21, 1995 as to Note 11) (which expresses an unqualified opinion and includes an explanatory paragraph regarding a certain complaint), relating to the consolidated financial statements of Petstuff, Inc. and subsidiaries as of January 29, 1995 and for each of the two years in the period ended January 29, 1995, appearing in the Current Report on Form 8-K/A of PETsMART, Inc. dated January 30, 1996 and in the Annual Report on Form 10-K of PETsMART, Inc. for the fiscal year ended January 28, 1996, and to the reference to us under the heading "Experts" in each Prospectus, which is part of these Registration Statements.




DELOITTE & TOUCHE LLP

Atlanta, Georgia
September 12, 1996